VICTORY FUNDS
                              EXHIBIT 16
                              TOTAL RETURN
                              LOAD CALCULATIONS
                              REIT FUND


AGGREGATE TOTAL RETURN

T = (ERV/P) - 1

WHERE:           T =    TOTAL RETURN

                 ERV =  REDEEMABLE  VALUE  AT THE END OF
                        THE PERIOD OF A HYPOTHETICAL $1,000
                        INVESTMENT MADE AT THE BEGINNING OF
                        THE PERIOD.

                 P =    A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

EXAMPLE:

   SINCE INCEPTION:     (   04/30/97 TO      10/31/97 ):
   WITH LOAD OF = 5.75% (    1,153./1,000) - 1 =             15.38%
   YEAR TO DATE:        (   12/31/96 TO      10/31/97 ):
   WITH LOAD OF = 5.75% (    1,153./1,000) - 1 =             15.38%
   QUARTERLY:           (   07/31/97 TO      10/31/97 ):
   WITH LOAD OF = 5.75% (    1,011./1,000) - 1 =              1.17%
   MONTHLY:             (   09/30/97 TO      10/31/97 ):
   WITH LOAD OF = 5.75% (    917./1,000)   - 1 =             -8.21%

                              VICTORY FUNDS
                              EXHIBIT 16
                              TOTAL RETURN


                              REIT FUND

     AGGREGATE TOTAL RETURN

     T = (ERV/P) - 1

     WHERE:    T =    TOTAL RETURN

               ERV =  REDEEMABLE VALUE AT THE END OF THE
                      PERIOD  OF  A  HYPOTHETICAL   $1,000
                      INVESTMENT  MADE AT THE BEGINNING OF
                      THE PERIOD.

               P =    A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.

     EXAMPLE:

         SINCE INCEPTION:  (    04/30/97 TO      10/31/97  ):
                           (     1,224./1,000) - 1 =               22.42%
         YEAR TO DATE:     (    12/31/96 TO      10/31/97  ):
                           (     1,224./1,000) - 1 =               22.42%
         QUARTERLY:        (    07/31/97 TO      10/31/97  ):
                           (     1,073./1,000) - 1 =                7.39%
         MONTHLY:          (    09/30/97 TO      10/31/97  ):
                           (     974./1,000)   - 1 =               -2.58%

                                VICTORY FUNDS
                                EXHIBIT 16
                                30-DAY S.E.C. YIELD CALCULATIONS

ACTUAL(WITH WAIVERS)
                                                (a-b)
                                            -----------
30-Day S.E.C. Yield Equation   =   2 *{[(       (cd)   +1)^6]-1} =


WHERE   a =  Dividends and interest earned during the period

        b =  Expenses accrued for the period (net of reimbursements)

        c = The average daily number of shares outstanding during the period that were entitled to receive dividends

        d = The offering price (without CDSC) or the maximum redemption price (with CDSC) per share on the last day of the period



MAXIMUM FEES (without waivers)
                                                (a-b)
                                            -----------
30-Day S.E.C. Yield Equation    =   2 *{[(      (cd)    +1)^6]-1}  =


WHERE   a =  Dividends and interest earned during the period

        b =  Expenses accrued for the period (without waivers)

        c = The average daily number of shares outstanding during the period that were entitled to receive dividends

        d = The offering price (without CDSC) or the maximum redemption price (with CDSC) per share on the last day of the period



ACTUAL



                    (       13,248.64       -       0.00    )
                    -----------------------------------------
          2   *{[(                                           +1)^6]-1} =   3.51%
                    (       356,201.585     *       12.81   )


FULL FEES (WITHOUT WAIVERS)



                    (       13,248.64       -       8,276.80)
                    -----------------------------------------
          2   *{[(                                           +1)^6]-1} =   1.31%
                    (       356,201.585     *          12.81)



       The performance was computed based on the thirty day period ending
                                October 31, 1997